Exhibit 10.3

DEFERRAL AGREEMENT UNDER THE GRAYBAR ELECTRIC COMPANY, INC. SUPPLEMENTAL BENEFIT PLAN
THIS AGREEMENT is made this ____________ day of _____________ (month), 2017, by and between Graybar Electric Company, Inc., ("Employer") and ___________________________ ("Employee").
WHEREAS, the Employer previously adopted the Graybar Electric Company, Inc. Supplemental Benefit Plan (“Plan”) pursuant to which eligible employees may defer certain types of compensation;
WHEREAS, the Employee has been performing valuable services for the Employer and desires to defer receipt of certain compensation to be earned by Employee in the service of Employer, in accordance with the Plan and this Agreement; and
WHEREAS, the Employer desires to encourage the Employee to continue to perform such services and is willing to defer payment of such compensation and to credit "interest" thereon in accordance with the Plan and this Agreement;
NOW, THEREFORE,

1.
Subject to Section 6 of this Agreement, the parties hereto agree that annually, beginning January 1, 2018, the Employee elects to defer receipt of the amounts set forth in Sections 1 (a), (b), and (c) below and any amounts deferred ("Deferred Compensation") shall be paid to Employee at the time and in the manner set forth in Section 2.

(a)	Base Salary: __________% (no less than 2% or more than 50%) of the Employee's annual base salary, together with interest on such amount as determined under paragraph (e) below.

(b)
Annual Incentive Pay: _________% (no less than 2% or more than 100%) of the Employee’s annual incentive payment, under the Management Incentive Plan (earned in the year beginning after the date of this Agreement and any subsequent year), together with interest on such amounts as determined under paragraph (e) below.

Exhibit 10.3

(c)
The supplemental profit sharing benefit, as determined under The Profit Sharing and Savings Plan of Graybar Electric Company, Inc. ("Profit Sharing Plan"), which is generally the excess, if any, of the annual Employer contribution which would be paid or credited to the Employee's account in the Profit Sharing Plan but for (i) the limitation set forth in Sections 401 and 415 of the Internal Revenue Code and but for (ii) the deferral of compensation under paragraphs (a) and (b) above, over the actual amount of the annual Employer contribution paid or credited to the Employee's account in the Profit Sharing Plan, together with interest on such amount as determined under paragraph (e) below.

(d)
By the Employee’s signature to this Agreement, the Employee has elected, prior to January 1, 2018, to defer the amounts set forth in paragraphs (a), (b), and (c) to be earned in 2018 and such election to defer shall remain effective for succeeding calendar years until modified or revoked. The Employee may revoke the election to defer amounts under paragraphs (a), (b), and (c) or change the percentage to be deferred set forth in paragraph (a) (but not below 2% nor higher than 50%); and/or paragraph (b) (but not below 2% nor higher than 100%), provided that, such election must be in writing, must be signed by the Employee, must apply prospectively to an entire calendar year and must be delivered to the Employer on or before the last day of the calendar year immediately preceding the calendar year for which the election is to be effective. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(e)
Interest on Deferred Compensation shall be compounded and credited at the end of each calendar quarter based on the average crediting rate for the prior calendar quarter under the Stable Value (Fixed) Income Fund of the Profit Sharing Plan as determined by The Vanguard Group. In the event the Stable Value (Fixed) Income Fund shall cease to exist, interest will be credited based on the performance of the fund selected in the sole discretion of the Plan Administrator which must closely replicates the investment philosophy of the Stable Value (Fixed) Income Fund. Interest will be credited under the Plan beginning with the date the amount would otherwise have been paid to the

Exhibit 10.3

Employee if this Agreement to defer compensation had not been entered and ending with the date specified under the terms of the Plan and otherwise determined by Graybar in accordance with the Plan and this Agreement.

2.
Deferred Compensation shall become payable to the Employee (or the Employee’s designated beneficiary or estate, as applicable) at the time and in the form and manner set forth in the Plan and otherwise in accordance with the terms of the Plan and this Agreement. This Agreement is subject to all terms and conditions of the Plan, and the Plan shall supersede any inconsistent provisions herein.

3.	Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Employer.

4.
The right of the Employee or any other person to receive Deferred Compensation is not assignable or transferable except by the terms of a valid beneficiary designation, will or the laws of descent and distribution and may not, during the life of the Employee, be pledged or encumbered.

5.
Nothing contained in this Agreement and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee, the Employee’s beneficiary or any other person. To the extent that any person acquires a right to receive payments under this Agreement, such right shall be no greater than that of an unsecured general creditor of the Employer.

6.
This Agreement to defer compensation may be terminated by the Employer with respect to amounts set forth in Sections 1 (a) and (b) by notice in writing to Employee provided such notice is given prior to the commencement of any calendar year for which it shall be effective and shall affect only those amounts set forth in Sections 1 (a) and (b) not yet deferred. In the event of a change in governing law which directly impacts the Employee’s ability to defer compensation to this Plan or the Profit Sharing Plan on a pre-tax basis,  the Employee shall have the right to revoke this Agreement, provided notice of revocation is given by the Employee to the Employer prior to the commencement of any calendar year for which it shall be effective and shall affect only those amounts set forth in Sections 1(a) and (b) not yet deferred.  The

Exhibit 10.3

determination whether a change in governing law permits the Employee to revoke his or her Agreement shall be made in the sole discretion of the Employer.

7.
This Agreement may be amended only by the mutual written consent of the parties. Notwithstanding the foregoing, no amendment shall be effective to the extent it would cause an amount to become taxable or be subject to additional taxes on account of such amendment under Section 409A of the Internal Revenue Code of 1986, as amended, or the regulations or other guidance issued thereunder.

8.	This Agreement shall be construed in accordance with the laws of the State of Missouri to the extent not preempted by Federal law.

9.
If the Employee becomes entitled to receive cash or other taxable income pursuant to this Agreement and the Plan, Employer shall have the right to withhold from the amount Employer would otherwise be required to pay to the Employee pursuant to this Agreement and the Plan, the amount of any taxes which the Employer is or will be required to withhold under the applicable Federal, state and local income and employment tax laws. Furthermore, the Employer may elect to deduct such taxes from any other amounts payable at any time in cash or otherwise to the Employee on or after the date any amount hereunder must be taken into account for purposes of such taxes. The Employer shall bear no responsibility whatsoever for the Employee’s taxes or tax effects resulting from this Agreement or the Plan.

10.
The Employee or other person who believes that he or she is being denied a benefit to which he or she is entitled may file a written request for such benefit with the Employer setting forth his or her claim in accordance with the claims procedures set forth in the Plan. The claims procedures set forth in the Plan shall apply to any claim hereunder.

Notwithstanding anything herein to the contrary, this Agreement is made subject to, and shall be interpreted in accordance with, the terms of the Plan. The Employee has been provided with a copy of the Plan, agrees to all terms thereof and so confirms by his or her signature hereto.

Exhibit 10.3

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his or her hand as of the date first above written.
GRAYBAR ELECTRIC COMPANY, INC.

Employee                        Date

Exhibit 10.3

Beneficiary Designation Form for the Deferred Compensation Benefit under the Graybar Electric Company, Inc. Supplemental Benefit Plan
Employee hereby designates the following Beneficiary or Beneficiaries for his or her Deferred Compensation benefit, which is defined in Section 1 of this Agreement. This Beneficiary Designation Form shall apply to this Deferral Agreement and supersede any prior beneficiary designation forms entered into between the Employee and the Employer with respect to this Deferral Agreement or any previous Deferral Agreement between the parties. (If multiple beneficiaries are listed, a percentage must be provided to validate the designation.)
Name:            Address:            Social Security Number:
If upon the death of the Employee, none of the above Beneficiary(s) have survived the Employee, then the Employee designates the following as Contingent Beneficiary(s) of his or her Deferred Compensation benefit under the Plan:
Name:            Address:            Social Security Number:
The execution of this Beneficiary Designation Form hereby revokes any prior designation of Beneficiary(s) or Contingent Beneficiary(s) made by the Employee with respect to this Deferral Agreement or any previous Deferral Agreement entered into between the Employee and Graybar.

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Participant Signature                        Date

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Print Participant Name                        District